UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2008
Federal Signal Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-693 (Commission File Number)	36-1063330 (IRS Employer Identification No.)
1415 W. 22nd Street, Oak Brook, Illinois 60523
(Address of principal executive offices) (Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
The Company believes it is important to address certain allegations made public in a letter to Federal Signal’s Board of Directors dated August 15, 2008, and contained in a press release dated August 18, 2008, from Warren B. Kanders, who has been rejected as a candidate for the CEO position for the Company.
In October 2003, Kim Wehrenberg, the Company’s then General Counsel, presented information to the Board of Directors regarding certain trading activity in the Company’s stock by family members of the Company’s then Chairman, President and Chief Executive Officer, Joseph Ross. The Board, which at that time included current directors Charles R. Campbell, Robert M. Gerrity, Robert S. Hamada, James C. Janning and Paul W. Jones, promptly authorized the retention of the law firm of Latham & Watkins LLP to investigate the matter. The Latham & Watkins attorneys who conducted the investigation were Robert W. Tarun, a former Assistant United States Attorney and co-author of a leading treatise on internal corporate investigations, and William R. Baker III, a former senior enforcement attorney with the Securities and Exchange Commission and author of several securities law publications.
Mr. Kanders’ statement regarding the conclusion of the independent investigation is not supported by the facts. In fact, based upon the results of the investigation conducted by counsel at the request of the Board as well as the personal statement of Joseph Ross and his responses to all of the Board’s questions, the Board concluded that the investigation did not develop evidence to establish that there were violations of any securities laws.
Mr. Wehrenberg resigned as an officer of the Company in March of 2004 and has brought a series of claims against the Company over multiple years. On June 20, 2008, a federal jury unanimously ruled in favor of the Company and against Mr. Wehrenberg regarding his claims. On August 14, 2008, the United States District Court for the Northern District of Illinois denied Mr. Wehrenberg’s motion for a new trial. In denying Mr. Wehrenberg’s motion, the Court commented that the jury “made and reasonably could have made findings that [Mr. Wehrenberg] was not a credible witness.”
The Company further notes that, in contrast to Mr. Kanders’ characterization of Mr. Ross’ retirement, in March 2003 the Company engaged the executive search firm of Russell Reynolds Associates, Inc. to identify a successor for Mr. Ross, many months prior to Mr. Wehrenberg’s October 2003 report to the Board regarding Mr. Ross. At the time of Mr. Ross’ decision to retire as an officer of the Company, he had 20 years of service with Federal Signal, 16 of which he served as Chief Executive Officer. In November of 2003, the Board elected Robert D. Welding as President and Chief Executive Officer effective December 1, 2003. On December 15, 2003, the Board elected James C. Janning as Chairman of the Board effective January 15, 2004. Mr. Janning had joined the Board in 1999. Mr. Ross retired from the Company on January 31, 2004.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL SIGNAL CORPORATION
Dated: August 25, 2008	By:	/s/ Stephanie K. Kushner
Stephanie K. Kushner
Senior Vice President and Chief Financial Officer